UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 12, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On July 12, 2011, we amended the Bridge Loan and Warrant Amendment Agreement, dated as of June 17, 2011, by and among us and Empire Capital Partners, LP; Empire Capital Partners, Ltd; Empire Capital Partners Enhanced Master Fund, Ltd. (collectively, “Empire”); Robert S. Trump; Focus Fund L.P.; Hughes Capital; Scott A. Fine; and Peter J. Richards (the “Agreement”), in accordance with the terms of the Agreement, to provide for the extension to us by Mr. Trump and Empire of additional bridge loans in the following amounts:

Noteholder	Principal Amount of Note
Robert S. Trump	$855,422.10
Empire Capital Partners, LP	$248,493.70
Empire Capital Partners, Ltd	$248,493.70
Empire Capital Partners Enhanced Master Fund, Ltd	$248,493.70

Pursuant to the Agreement, on July 12, 2011 we issued to Mr. Trump and to each of the Empire entities our Promissory Note in the amount of his or its additional bridge loan (collectively, the “July 12 Notes”).

Pursuant to the Agreement, we agreed, subject to the satisfaction of certain conditions, to amend certain of the Common Stock Purchase Warrants (the “Warrants”) held by or issuable to Mr. Trump, Empire and the other parties to the Agreement (collectively, the “Investors”) (i) to provide that they will be exercisable for the purchase of shares of our Series B Convertible Preferred Stock (the “Series B Stock”) instead of Common Stock (with the number of shares of Series B Stock determined by dividing by ten (10) the number of shares of Common Stock for which the Warrants are currently exercisable) and (ii) to change the exercise prices of the Warrants to $1.30 per share of Series B Stock (the equivalent of $0.13 per Common-equivalent share).  The Investors agreed, subject to the satisfaction of certain conditions, to exercise all of the Warrants.  The principal amount of the July 12 Notes is equal to the aggregate exercise price of Warrants issuable to Mr. Trump and Empire upon the conversion into shares of Series B Stock of convertible debt held by them (the “New Warrants”).

The July 12 Notes are identical in form to the other Promissory Notes issued by us pursuant to the Agreement (with the July 12 Notes, the “Notes”).  They are payable on demand at any time on or after February 29, 2012 (the “Maturity Date”).  They do not bear interest until the Maturity Date and will bear interest at the rate of 10% per annum from and after the Maturity Date.  The July 12 Notes may not be prepaid, in whole or in part, without the prior written consent of the holders.  Mr. Trump and Empire have agreed to surrender the July 12 Notes in payment of the exercise price for the New Warrants if and when the conditions to their issuance, amendment and exercise have been satisfied.  The July 12 Notes contain other conventional terms, including events of default upon the occurrence, and during the continuation, of which the July 12 Notes will bear interest at the rate of 10% per annum.

We intend to use the proceeds from the issuance of the July 12 Notes for general working capital.

The Agreement and the form of the Notes were filed as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed June 27, 2011.  The foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2011

THERMOENERGY CORPORATION (Registrant)

By:	/s/ Cary G. Bullock
Name:	Cary G. Bullock
Title:	President and Chief Executive Officer